Exhibit 99.1

Continental Tire North America Off-the-Road Tire Business
Financial Statements
as of June 30, 2006 (unaudited) and December 31, 2005 for the Six Months Ended June 30, 2006 and 2005 (unaudited) and the Year Ending December 31, 2005

Page(s)
Report of Independent Auditors	1
Financial Statements
Statements of Net Assets to be Acquired at June 30, 2006 (unaudited) and December 31, 2005	2
Statement of Revenues and Certain Expenses for the Six Months Ended June 30, 2006 and 2005 (unaudited) and for the Year Ended December 31, 2005	3
Notes to Financial Statements	4-8

Report of Independent Auditors

To the Board of Directors and
Stockholders of Titan International, Inc.

We have audited the accompanying statement of net assets to be acquired of Continental Tire North America (“CTNA”) Off-the-Road (“OTR”) Tire Business (the “Business”) as of December 31, 2005 and the related statement of revenue and certain expenses for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Titan International, Inc.), as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Business' assets, liabilities, revenues, expenses, or cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the Company's net assets to be acquired of the Business as of December 31, 2005 and its revenues and certain expenses for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP
October 13, 2006

Continental Tire North America Off-the-Road Tire Business
Statements of Net Assets to be Acquired
As of December 31, 2005 and June 30, 2006 (unaudited)

	December 31	June 30
(in thousands)	2005	2006
Assets		(unaudited)
Inventories	$11,128	$15,252
Property, plant and equipment, net	13,683	12,882
Total assets to be acquired	$24,811	$28,134

Liabilities
Warranty liability	$3,526	$3,526
Total liabilities to be assumed	$3,526	$3,526

See accompanying notes to the combined financial statements.

Continental Tire North America Off-the-Road Tire Business
Statements of Revenues and Certain Expenses for the
Year Ended December 31, 2005 and Six Months Ended
June 30, 2006 and 2005 (unaudited)

(in thousands)	Fiscal year ended	Six month period ended
	December 31,	June 30,	June 30,
	2005	2006	2005
		(unaudited)	(unaudited)
Net sales	$113,890	$70,579	$56,562
Cost of sales	90,637	53,315	48,076
Gross margin	23,253	17,264	8,486
Selling, general, and administrative expenses	7,880	3,559	3,903
Operating income	15,373	13,705	4,583
Other income, net	1,013	524	1,879
Excess of revenues over certain expenses	$16,386	$14,229	$6,462

See accompanying notes to the combined financial statements.

Continental Tire North America Off-the-Road Tire Business
Notes to Financial Statements
December 31, 2005 (amounts in thousands)

1.	Background and Nature of Business

The accompanying financial statements have been prepared for the purpose of presenting the statements of net assets to be acquired and the statements of revenues and certain expenses of the North American off-the-road tire business (the “Business”) of Continental Tire North America, Inc. (CTNA) as of and for the year ended December 31, 2005. Any information presented for the interim periods of June 30, 2006 and 2005 is unaudited. The Business is primarily engaged in the manufacturing and selling of mining and construction tires. All of the tires are manufactured at a facility located in Bryan, Ohio. On July 31, 2006, the Business was sold pursuant to an Asset Purchase Agreement (the “Agreement”) dated July 31, 2006 among CTNA, Titan Tire Corporation of Bryan and Titan Tire Corporation (Titan Tire Corporation of Bryan and Titan Tire Corporation are collectively, “Titan”). The accompanying statements of net assets to be acquired and statements of revenues and certain expenses (collectively, the “Statements”) have been prepared in accordance with the Agreement.

Under the terms of the Agreement, Titan made an initial cash payment of $44.0 million on July 31, 2006, the closing date of the sale (total purchase price of $52.9 million, netted against an amount due to Titan of $8.9 million). In addition, Titan assumed all outstanding warranty claims and all warranty claims asserted in writing from and after the closing of the Agreement pursuant to the terms of the limited warranty/adjustment policy for off-the-road radial and bias tires. The cash payment is subject to an adjustment for the difference between the inventory target of $11.5 million and the final actual calculated inventory pursuant to the Agreement.

The assets and liabilities reflected in the statements of net assets to be acquired comprise the following items:

-Assets of the Business as defined in the Agreement, including all of the inventory located at the Bryan, Ohio facility and CTNA distribution centers in the United States and property, plant and equipment at the Bryan, Ohio facility.

-Assumed warranty obligations as defined in the Agreement.

The accompanying statements of net assets to be acquired and the statements of revenue and certain expenses of the Business were prepared for the purpose of complying with the rules and regulations of the securities and Exchange Commission and are not intended to be a complete presentation of the Business’ assets, liabilities, revenues, expenses and cash flows.

The operations of the Business rely on CTNA for certain activities, including but not limited to, activities associated with information technology, insurance, human resources, payroll, external financial reporting, treasury, tax and legal support. These expenses are allocated by CTNA to the Business and are included in both cost of sales and selling, general & administrative expenses in the accompanying statements of revenue and certain expenses. See footnote 2, Significant Accounting Policies, for a description of the allocation methodology.

The accompanying statements of net assets to be acquired and statements of revenues and certain expenses have been derived from CTNA’s historical accounting records and are presented to include the historical operations applicable to the Business and product lines and processes in accordance with the Agreement. All significant intercompany accounts and transactions have been eliminated in the preparation of the statements of net assets to be acquired, and statements of revenues and certain expenses. Sales of tires and related products to related parties were approximately $3,800 and $2,600 for the year ended December 31, 2005 and the six months ended June 30, 2006, respectively, and represent 3.3 percent and 3.7 percent of total revenues, respectively. Related parties include affiliates of CTNA located in Europe, Asia and Africa under common ownership of Continental AG. Sales to the affiliates were at market transfer prices.

A statement of cash flows is not presented, as the Business did not maintain a cash balance. All cash flow activities were funded by the Business or by CTNA and are primarily composed of amounts for payroll, capital expenditures, material purchases and other operational cost requirements of the Business. Accordingly, it is not practicable to isolate, or reasonable to allocate, such cash flows from CTNA to the Business for the operating, investing or financing sections, because the organizational structure would not produce allocations that would be indicative of the Business’s historical performance.

2.	Significant Accounting Policies

Basis of Presentation
Selling, general & administrative (“SG&A”) costs include certain allocated and direct costs related to warehouse costs, research and development costs, advertising costs and other corporate expenses related to selling, general or administrative services or infrastructure or other types of support services provided by CTNA. Primary allocation methods used are based on net sales, variable manufacturing costs and headcount. Costs allocated by CTNA to the Business include allocations for information technology, accounting, accounts payable, purchasing, accounts receivable, legal and human resources. Certain items included in other income, net are allocated. The basis of these allocations vary depending upon the nature of the income or expense item. Interest and income taxes have been omitted from inclusion within the expenses. The Business did not operate as a separate entity and was thus not a separate tax payer nor maintained a separate capital structure, thus, any attempt to arbitrarily allocate such costs would not result in a reliable estimate of what these costs would actually have been had the Business operated historically as a stand-alone entity. Accordingly, it is not practicable to isolate or reasonably allocate interest and tax costs to the Business, as it would not produce allocations that would be indicative of the Business’s historical performance. Management believes the methods used in the allocation of costs are reasonable but may not be reflective of actual costs had the Business operated on a stand alone basis.

Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States are not presented because the information necessary to prepare such statements is neither readily available nor practicable to obtain in these circumstances. The results set forth in the statements of net assets to be acquired and statements of revenues and certain expenses could differ from those that would have resulted had the Business operated autonomously or as an independent entity.

Interim Basis of Presentation
The interim statements of net assets to be acquired and the interim statements of revenues and certain expenses of the Business (including interim amounts disclosed in the notes to the financial statements) are unaudited. It is the opinion of the CTNA’s management that all material adjustments necessary for a fair statement of the interim results presented have been reflected therein. Net sales and excess of revenues over certain expenses for any interim period are not necessarily indicative of results that may be expected for the entire year.

Use of Estimates
The preparation of the statements of net assets to be acquired and statements of revenues and certain expenses requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and certain expenses for the periods presented. While we believe these estimates are appropriate, actual results could differ from those estimates.

Revenue Recognition
The Business recognizes revenue on sales when products are shipped, the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

Cost of Sales
Cost of sales include the direct and allocated costs of producing the products.

Shipping and Handling Fees and Costs
Freight billed to customers is included in net sales in the accompanying statements of revenues and certain expenses. Shipping and handling costs incurred by the Business for inbound goods are classified in cost of sales in the accompanying statements of revenues and certain expenses. Certain distribution and warehousing expenses are classified in selling, general and administrative expenses in the accompanying Statements of revenues and certain expenses and represent shipping and handling costs incurred by the Business related to finished product and outbound freight. Amounts of said expenses are $315 and $145 for the year ended December 31, 2005 and for the six months ended June 30, 2006 (unaudited), respectively.

Research and Development Cost
Research and development costs include, among other things, materials, equipment, compensation and contract services. These costs are expensed as incurred and included as a component of selling, general and administrative expenses. These amounts totaled $403 and $263 for the year ended December 31, 2005 and for the six months ended June 30, 2006 (unaudited), respectively. All research and development expenses directly incurred by the Business are allocated to a worldwide research and development pool. An allocation of the costs accumulated in this pool is charged back to the Business based on units of production.

Advertising Costs
Costs incurred for producing and communicating advertising are expensed when incurred and included as a component of selling, general and administrative expenses. These amounts totaled $971 and $340 for the year ended December 31, 2005 and for the six months ended June 30, 2006 (unaudited), respectively. Certain advertising costs are allocated to the Business based on Net Sales. The total costs allocated to the “Business” were $300 and $200 for the year ended December 31, 2005 and for the six months ended June 30, 2006 (unaudited), respectively.

Selling, General & Administrative Costs
A significant portion of SG&A costs included in the statements of revenues and certain expenses are allocated expenses. Costs of certain CTNA departments, including but not limited to, information technology, insurance, human resources, payroll, external financial reporting, treasury, tax and legal support are allocated by relative headcount and represent approximately 50% of the total allocated to the Business. Most of the remaining costs are allocated based on either variable manufacturing costs or net sales, dependent upon whether the expense incurred supports the production or selling operations of the Business. Approximately $5,800 and $2,700 in SG&A costs were allocated to the Business for the year ended December 31, 2005 and for the six months ended June 30, 2006 (unaudited), respectively.

Warranty
The Business offers warranties on the sale of certain products and services and records an accrual for estimated future claims at the time revenue is recognized. Tire replacement under most of the warranties offered is on a prorated basis. Costs totaling approximately $1,646 and $427 were recorded by the Business as a cost of sales for the year ended December 31, 2005 and for the six months ended June 30, 2006 (unaudited), respectively. All current and future warranty claims have been assumed by Titan as described in footnote 1. The following table represents the change in the Business’ product warranty obligation:

(in thousands)	Year Ended	Six months
	December 31,	ended June 30,
	2005	2006
		(unaudited)
Beginning Reserve	$3,047	$3,526
Current Year Provision	1,646	427
Current Year Claims Paid	(1,167)	(427)
Ending Reserve	$3,526	$3,526

Inventories
At the CTNA level, inventory is recorded at LIFO based on a corporate pooling methodology. Attempting to allocate such LIFO amounts to the business would not result in reliable estimates of the inventory value, therefore, inventory has been presented at the lower of cost or market based on the FIFO method. Estimated provisions are established for excess and obsolete inventory. Inventoriable costs include direct material, direct labor and applicable manufacturing and engineering overhead.

Continental Tire North America Off-the-Road Tire Business
Notes to Financial Statements
December 31, 2005 (amounts in thousands)

Property, Plant and Equipment
Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method. Additions and improvements that substantially extend the useful life of properties, plant and equipment and interest costs incurred during the construction period of major projects are capitalized. Repair and maintenance costs are charged to income in the period incurred. Property, plant and equipment are depreciated to their estimated residual values over their estimated useful lives, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. The straight-line method of depreciation is used over the estimated useful lives of the related assets as follows:

Useful lives
Buildings and improvements	25 years
Machinery and equipment	10 years

Environmental Cleanup Remediation
Environmental expenditures related to existing conditions from past or current operations and from which no current or future benefit is discernible are expensed. Expenditures that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. There were no significant environmental expenses recorded during the year ended December 31, 2005 or during the six months ended June 30, 2006.

3.	Inventories

Inventories consist of the following:

(in thousands)
	December 31,	June 30,
	2005	2006
		(unaudited)
Raw Materials	$6,860	$9,601
Work in Process	534	362
Finished Goods	3,734	5,289
Inventory, net	$11,128	$15,252

Included within Raw Materials is $355 and $467 of supply inventory, which includes operating and maintenance supplies and tire assembly parts as of December 31, 2005 and June 30, 2006 (unaudited), respectively.

Continental Tire North America Off-the-Road Tire Business
Notes to Financial Statements
December 31, 2005 (amounts in thousands)

4.	Property, plant and equipment, net

Property, plant and equipment consist of the following:

(in thousands)
	December 31	June 30,
	2005	2006
		(unaudited)
Land	$591	$591
Building and improvements	12,764	12,781
Machinery and equipment	63,624	64,127
Construction in progress	368	526
	$77,347	$78,025
Accumulated depreciation	(63,664)	(65,143)

	$13,683	$12,882

No interest was capitalized in 2005. Depreciation expense for the year ended December 31, 2005 and for the six months ended June 30, 2006 (unaudited) totaled $2,614 and $1,573, respectively and is included within cost of sales.

5.	The Employee Benefit Plans

The Business participated in various employee benefit plans, which are sponsored by CTNA, including pension and other post-retirement benefits. The costs of these plans related to the Business are allocated by CTNA and reflected in cost of sales and selling, general and administrative expenses of the Business. These allocated costs totaled approximately $1,823 and $796 for the year ended December 31, 2005 and the six months ended June 30, 2006 (unaudited), respectively. The other post-retirement benefits are allocated based on the total salaries and wages. Pension costs are allocated based on various methods including the amount of benefit obligation.

6.	Concentrations

Concentration of credit risk is mitigated due to the large number of customers comprising the Company’s customer base and their distribution throughout the United States. There are no customers with sales exceeding 10% of total revenues in 2005 or during the six months ended June 30, 2006.

7.	Other Conditions

Pursuant to the Agreement, Titan and CTNA have entered into several supply agreements whereby CTNA will provide steel fabric, beads and certain compounds to Titan for the manufacture of OTR tires. Each of the bead agreement and the compound agreement is effective as of July 31, 2006 and can be cancelled with six months notice provided that, in the case of cancellation by CTNA, CTNA agrees to allow the beads or the compounds, as applicable, to be manufactured elsewhere. The steel fabric agreement is effective as of July 31, 2006 and for six years thereafter with an option of either party to extend the term of the agreement for an additional two year period upon written notice to the other party no more than one year and no less than six months prior to the expiration of the initial term.